CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


U.S. Home & Garden Inc.
San Francisco, California

As independent certified public accountants, we hereby consent to the incorporation of our report included in this Form 8-K/A, into U.S. Home & Garden Inc.'s previously filed Registration Statements Nos. 33-82758, 33-89800, 33-94924 and 333-21667 on Form S-3 and Nos. 33-55020, 33-71978 and 333-44459 on
Form S-8.



                                                          /s/ BDO SEIDMAN, LLP

                                                              BDO Seidman, LLP

San Francisco, California
December 29, 1998